UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2026

LIBERTY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Liberty Energy Inc. (the “Company”) is party to that certain credit agreement, effective July 24, 2025, by and among Liberty Energy Services LLC, Freedom Proppant LLC, Liberty Power Innovations LLC, LOS Leasing Company LLC, Liberty Advanced Equipment Technologies LLC, Proppant Express Solutions, LLC and Liberty Wholesale Commodities LLC, as borrowers (the “Borrowers”), the Company, as parent guarantor, and JPMorgan Chase Bank, N.A., as administrative agent, sole book runner and joint lead arranger, and certain other lenders party thereto (as amended, the “Credit Agreement”). Among other things, the Credit Agreement provides for a revolving credit facility with initial revolving commitments of $750.0 million, subject to certain borrowing base limitations based on a percentage of eligible accounts receivable and inventory (the “Revolving Credit Facility”).
On February 3, 2026, the Company entered into the First Amendment to the Credit Agreement (the “Amendment”), which amends certain terms, provisions and covenants of the Credit Agreement, to, among other things: (i) permit the incurrence of new bridge loan indebtedness in an aggregate principal amount not to exceed $600,000,000 (“Permitted Bridge Indebtedness”), which must be incurred on or prior to June 30, 2026 and have a scheduled maturity date not later than 365 days from the date of incurrence, (ii) subject to certain limitations and requirements, permit liens securing the Permitted Bridge Indebtedness, (iii) increase the basket for permitted convertible indebtedness from $300,000,000 to $600,000,000, and (iv) amend the maturity date of the Revolving Credit Facility to provide that such maturity date will be accelerated to the date that is 91 days prior to the stated maturity of any outstanding Permitted Bridge Indebtedness if such Permitted Bridge Indebtedness is still outstanding on such date. Except as modified by the Amendment, the terms of the Credit Agreement remain the same.
The lenders that are parties to the Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Company and its subsidiaries and to persons and entities with relationships with the Company and its subsidiaries, for which they received or will receive customary fees and expenses.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Amendment set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated February 3, 2026, by and among Liberty Energy Services LLC, Freedom Proppant LLC, Liberty Power Innovations LLC, LOS Leasing Company LLC, Liberty Advanced Equipment Technologies LLC, Proppant Express Solutions, LLC, and Liberty Wholesale Commodities LLC, as borrowers, Liberty Energy Inc., as parent guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and certain other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY INC.

Dated: February 3, 2026	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary